As filed with the Securities and Exchange Commission on September 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4749725 (I.R.S. Employer Identification No.)
96 Morton Street, 9th Floor
New York, New York
(212) 261-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:
Sven-Olof Lindblad President and Chief Executive Officer Lindblad Expeditions Holdings, Inc. 96 Morton Street, 9th Floor New York, New York 10014 (212) 261-9000	Paul F. Sheridan, Jr., Esq. Brandon J. Bortner, Esq. Latham & Watkins LLP 555 Eleventh Street, NW Suite 1000 Washington, D.C. 20004 (202) 637-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share, issuable upon conversion of Series A Convertible Preferred Stock	12,810,143(2)(3)	$10.19	$130,535,357.17	$16,943.49

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of our common stock reported on the NASDAQ Capital Market on September 18, 2020.

(2)
Represents the maximum number of shares of common stock issuable upon conversion of the convertible preferred stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)
The number of shares of common stock included in the table is estimated solely for purposes of determining the number of shares registered and calculating the registration fee and should not be deemed to be the number shares that will be issued.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated September 21, 2020
PROSPECTUS
12,810,143 Shares
Lindblad Expeditions Holdings, Inc.
COMMON STOCK

This prospectus relates to the possible offer and resale, from time to time, by the selling stockholders identified in this prospectus of up to an aggregate of 12,810,143 shares of our common stock that are issuable upon conversion of 85,000 shares of our 6% Series A Convertible Preferred Stock, which we refer to as the convertible preferred stock. We sold the shares of convertible preferred stock to the selling stockholders in connection with a private placement we completed on August 31, 2020. The number of shares of common stock that may be issuable upon conversion of convertible preferred stock gives effect to accrued non-cash dividends as well as accrued and unpaid dividends that increase the aggregate liquidation preference of the outstanding convertible preferred stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.
The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.
We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholders will pay all underwriting discounts, selling commissions and stock transfer taxes in connection with the sale of the shares.
Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “LIND.” On September 21, 2020, the last sale price of our common stock as reported on the NASDAQ was $9.31.
Investing in our common stock involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, on page 6 of this prospectus and in any related prospectus supplement before investing in any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,           2020.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the SEC. Under this process, the selling stockholders named in this prospectus may sell common stock from time to time. The exhibits to the registration statement of which this prospectus is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase common stock offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the common stock that the selling stockholders may offer, which is not meant to be a complete description of the common stock. Each time a selling stockholder sells common stock, such selling stockholder will provide a prospectus and any related prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any related prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
The selling stockholders may offer the common stock directly or through one or more underwriters, broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of common stock. See “Plan of Distribution.”
Unless the context otherwise requires, references in this prospectus to “Company,” “Lindblad,” “we,” “us,” “our,” and “ours” refer to Lindblad Expeditions Holdings, Inc., and its subsidiaries where the context so requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
We make forward-looking statements in this prospectus and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:
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suspended operations and disruptions to our business and operations related to the novel coronavirus COVID-19;

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the impacts of the novel coronavirus COVID-19 on our financial condition, liquidity, results of operations, cash flows, employees, plans and growth;

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the impacts of the novel coronavirus COVID-19 on future travel and the cruise and airline industries in general;

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unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events;

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changes adversely affecting the business in which we are engaged;

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management of our growth and our ability to execute on our planned growth;

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our business strategy and plans;

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our ability to maintain our relationship with National Geographic;

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compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions;

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compliance with the financial and/or operating covenants in our debt arrangements;

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adverse publicity regarding the cruise industry in general;

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loss of business due to competition;

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the result of future financing efforts;

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delays and costs overruns with respect to the construction and delivery of newly constructed vessels;

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the inability to meet revenue and Adjusted EBITDA projections; and

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other risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See “Risk Factors” in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.
Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Available Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.
The Company
We provide expedition cruising and land-based adventure travel experiences, using itineraries that feature up-close encounters with wildlife, nature, history and culture, and promote guest empowerment and interactivity. Our mission is to offer life-changing adventures around the world and pioneer innovative ways to allow our guests to connect with exotic and remote places. Many of these expeditions involve travel to remote places, such as the Arctic, Antarctica, the Galápagos, Alaska, Baja’s Sea of Cortez, Costa Rica, Panama, Churchill and Africa. We operate a fleet of nine owned expedition ships and have contracted for a new polar ice class vessel, the National Geographic Resolution, scheduled to be delivered in the fourth quarter of 2021.
In addition, we operate five seasonal charter vessels under the Lindblad brand. We deploy chartered vessels for various seasonal offerings and continually seek to optimize our charter fleet to balance our inventory with demand and maximize yields. We use our charter inventory as a mechanism to both increase travel options for our existing and prospective guests and to test demand for certain areas and seasons to understand the potential for longer term deployments and additional vessel needs.
We also operate eco-conscious expeditions and nature-focused, small-group tours under the Natural Habitat, Inc. (“Natural Habitat”) brand.
We have a longstanding relationship with the National Geographic Society dating back to 2004, which is based on a shared interest in exploration, research, technology and conservation. This relationship includes co-selling, co-marketing and branding arrangements with National Geographic Partners, LLC (“National Geographic”) whereby our owned vessels carry the National Geographic name and National Geographic sells our expeditions through their internal travel divisions. We collaborate with National Geographic on expedition planning to enhance the guest experience by having National Geographic experts, including photographers, writers, marine biologists, naturalists, field researchers and film crews, join our expeditions. Guests have the ability to interface with these experts through lectures, excursions, dining and other experiences throughout their expedition.
Our corporate headquarters are located at 96 Morton Street, 9th Floor, New York, New York 10014. Our telephone number is (212) 261-9000. Our Internet website address is www.expeditions.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.
The Private Placement
On August 26, 2020, we entered into an investment agreement with the selling stockholders. Pursuant to this investment agreement, we sold to the selling stockholders 85,000 shares of convertible preferred stock for an aggregate purchase price of $85 million. In connection with the investment agreement, we also entered into a registration rights agreement with the selling stockholders. Pursuant to this registration rights agreement, we agreed to file the registration statement of which this prospectus is a part in order to register under the Securities Act the sale of the shares of our common stock issuable to the selling stockholders upon conversion of the convertible preferred stock.

The Offering
Common stock offered by the selling stockholders
Up to 12,810,143 shares of common stock that are issuable upon the conversion of our convertible preferred stock.
Common stock outstanding
49,858,394 shares (as of September 18, 2020)
Terms of the offering
The selling stockholders will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”
NASDAQ symbol
Our common stock is listed on The NASDAQ Capital Market under the symbol “LIND”.
Risk factors
You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS
An investment in our common stock involves risks. Before purchasing any shares of our common stock, consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including the risks described under the caption “Risk Factors” included in each of Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplements before acquiring any of our common stock. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the selling stockholders named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the resale of common stock from time to time by such selling stockholders or upon issuance of any shares of our common stock to holders of convertible preferred stock upon conversion of such preferred stock.
The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the securities that they incur in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the convertible preferred stock, after giving effect to accrued and unpaid dividends that increase the aggregate liquidation preference of the outstanding convertible preferred stock. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time in accordance with the terms of the investor rights agreement.
When we refer to “selling stockholders” in this prospectus, we mean each of the entities listed in the table below, as well as such entity’s transferees, pledgees or donees or its or their respective successors. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of shares of the convertible preferred stock, as of September 21, 2020, assuming conversion of the convertible preferred stock held by the selling stockholders but taking into account any limitations on conversion set forth therein. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on conversion of the convertible preferred stock set forth therein. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentage of common stock owned by each selling stockholder, assuming the sale of all of the shares offered by such selling stockholder pursuant to this prospectus.
The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
MSD SIF Partners II, LLC(2)	4,521,227	4,521,227	—	—%
Deep Field Opportunities Fund, L.P.(3)	2,959,623	1,808,491	1,151,132	1.84%
Durable Capital Master Fund LP(4)	2,712,736	2,712,736	—	—%
Headlands Strategic Opportunities Fund, LP(5)	2,260,613	2,260,613	—	—%
Declaration Capital LLC(6)	753,538	753,538	—	—%
PIMCO Red Stick Fund, L.P.(7)	753,538	753,538	—	—%
Total	13,961,275	12,810,143	1,150,739	1.84%

(1)
Represents the number of shares of common stock that will be beneficially owned by the selling stockholders after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the applicable selling stockholder before completion of this offering. However, the selling stockholders may sell all, part or none of their shares of common stock offered pursuant to this prospectus and may sell all, part or none of their common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(2)
Consists of 30,000 shares of our 6% Series A Convertible Preferred Stock held directly by MSD SIF Partners II, LLC and convertible into our common stock, subject to certain conditions and adjustments. MSD Partners, L.P., the manager of MSD SIF Partners II, LLC, MSD Partners (GP), LLC, the

general partner of MSD Partners, L.P., John C. Phelan, a manager of MSD Partners (GP), LLC, and Marc R. Lisker, a manager of MSD Partners (GP), LLC, each may be deemed to have voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for MSD SIF Partners II, LLC is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.
(3)
Consists of (a) 1,151,132 shares of our common stock and (b) 12,000 shares of our 6% Series A Convertible Preferred Stock and convertible into our common stock, subject to certain conditions and adjustments, each held directly by Deep Field Opportunities Fund, L.P. Deep Field Asset Management, LLC, the general partner of Deep Field Opportunities Fund, L.P., and Jordan Moelis, the managing member of Deep Field Asset Management, LLC, each may be deemed to have voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for Deep Field Opportunities Fund, L.P. is 9355 Wilshire Blvd., Suite 350 Beverly Hills, California 90210.

(4)
Consists of 18,000 shares of our 6% Series A Convertible Preferred Stock held directly by Durable Capital Master Fund LP and convertible into our common stock, subject to certain conditions and adjustments. Durable Capital Partners LP, the investment adviser to Durable Capital Master Fund LP, Durable Capital Partners GP LLC, the sole general partner of the Durable Capital Partners LP, and Henry Ellenbogen, the chief investment officer of the Durable Capital Partners LP and managing member of Durable Capital Partners LP, each may be deemed to have voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for Durable Capital Master Fund LP is c/o Durable Capital Partners LP, 5425 Wisconsin Avenue, Suite 802, Chevy Chase, MD 20815.

(5)
Consists of 15,000 shares of our 6% Series A Convertible Preferred Stock held directly by Headlands Strategic Opportunities Fund, LP and convertible into our common stock, subject to certain conditions and adjustments. Headlands Capital Management, LLC, the general partner of Headlands Strategic Opportunities Fund, LP, Headlands Capital, LLC, the senior managing member of Headlands Capital Management, LLC, and David E. Park, III, the sole member of Headlands Capital, LLC, each may be deemed to have voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for Headlands Strategic Opportunities Fund, LP is One Embarcadero Center, Suite 1600, San Francisco, CA 94111.

(6)
Consists of 5,000 shares of our 6% Series A Convertible Preferred Stock held directly by Declaration Capital LLC and convertible into our common stock, subject to certain conditions and adjustments. Declaration Capital LLC is managed and wholly-owned by David M. Rubenstein, who may be deemed to have sole voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for Declaration Capital LLC is c/o Declaration Partners LP, 510 Madison Avenue, 20th Floor, New York, NY 10022.

(7)
Consists of 5,000 shares of our 6% Series A Convertible Preferred Stock held directly by PIMCO Red Stick Fund, L.P. and convertible into our common stock, subject to certain conditions and adjustments. PIMCO GP XXVIII, LLC, the general partner of PIMCO Red Stick Fund, L.P., and Pacific Investment Management Company LLC, the sole managing member of PIMCO GP XXVIII, LLC, each may be deemed to have voting and dispositive power of the shares of 6% Series A Convertible Preferred Stock and/or common stock. The address for PIMCO Red Stick Fund, L.P. is 650 Newport Center Drive, Newport Beach, CA 92660.

PLAN OF DISTRIBUTION
The selling stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be distributed from time to time in one or more transactions:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through brokers, dealers or underwriters that may act solely as agents;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Upon our being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable, and any other required information.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
The selling stockholders, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any shares of common stock being offered by this prospectus will be listed on the Nasdaq Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with the selling stockholders, or perform services for the selling stockholders, in the ordinary course of business for which they receive compensation.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Lindblad’s, that file electronically with the SEC. The public can obtain any document that Lindblad files electronically with the SEC at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•
incorporated documents are considered part of this prospectus;

•
we are disclosing important information to you by referring you to those documents; and

•
information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2019;

•
our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

•
our Definitive Proxy Statement on Schedule 14A filed April 29, 2020;

•
our Current Reports on Form 8-K filed March 13, 2020, March 26, 2020, April 14, 2020, May 15, 2020, June 15, 2020, July 17, 2020, July 29, 2020, August 27, 2020 and August 31, 2020; and

•
The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed April 30, 2013, and any amendment or report updating that description, including the description of our capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:
Investor Relations
Lindblad Expeditions Holdings, Inc.
96 Morton Street
9th Floor
New York, NY 10014
(212) 261-9000
You can also find these filings on our website at www.expeditions.com. We are not incorporating the information on our website other than these filings into this prospectus.

LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Latham & Watkins LLP, Washington, District of Columbia. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of these securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Lindblad Expeditions Holdings, Inc. and its subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s internal control over financial reporting as of December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Lindblad Expeditions Holdings, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of their shares, including stock transfer taxes). All amounts shown are estimates except the SEC registration fee.
Item	Amount
SEC registration fee	$16,943.49
Legal fees and expenses	$60,000
Accounting fees and expenses	$10,000
Printing and miscellaneous fees and expenses	$2,500
Total	$89,443.49
Item 15. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Our second amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Paragraph B of Article Eighth of our second amended and restated certificate of incorporation provides:
“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
The registrant has purchased directors’ and officers’ liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.
Our agreements with Sven-Olof Lindblad, Trey Byus and Craig I. Felenstein each provide that we shall indemnify the executive to the fullest extent permitted by the laws of the State of Delaware against all damages, costs, expenses and other liabilities reasonably incurred or sustained in connection with any suit, action or proceeding the executive may be made a party by reason of being or having been a director or officer of the company or any of its subsidiaries, or having served in any other capacity or taken any other action purportedly on behalf of or at the request of the company or any of its subsidiaries.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits
The following exhibits are filed as part of this registration statement
Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Lindblad Expeditions Holdings, Inc.(1)
3.2	By Laws of Lindblad Expeditions Holdings, Inc.(2)
3.3	6% Series A Convertible Preferred Stock Certificate of Designations, dated as of August 31, 2020(3)
4.1	Specimen Stock Certificate evidencing the shares of common stock of the Registrant(4)
5.1	Opinion of Latham & Watkins LLP
10.1	Investment Agreement, dated as of August 26, 2020, by and between Lindblad Expeditions Holdings, Inc. and each of the Purchasers set forth on Schedule I thereto(5)
10.2	Registration Rights Agreement, dated as of August 31, 2020, by and among Lindblad Expeditions Holdings, Inc. and the Investors signatory thereto(6)
23.1	Consent of Marcum LLP
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1 filed herewith)
24.1	Power of Attorney (See page II-6 of this Registration Statement)

(1)
Incorporated herein by reference to our Proxy Statement on Schedule 14-A filed with the Securities and Exchange Commission on June 24, 2015.

(2)
Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2020.

(3)
Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2020.

(4)
Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2015.

(5)
Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2020.

(6)
Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2020.

Item 17. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 21, 2020.
LINDBLAD EXPEDITIONS HOLDINGS, INC.
By:
/s/ Craig I. Felenstein

Name: Craig I. Felenstein
Title: Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on September 21, 2020. Each person whose signature appears below constitutes and appoints Craig I. Felenstein, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.
Signature	Title
/s/ Sven-Olof Lindblad Sven-Olof Lindblad	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Craig I. Felenstein Craig I. Felenstein	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Mark D. Ein Mark D. Ein	Chairman of the Board of Directors
/s/ Bernard W. Aronson Bernard W. Aronson	Director
/s/ Elliott Bisnow Elliott Bisnow	Director
/s/ Daniel J. Hanrahan Daniel J. Hanrahan	Director
/s/ L. Dyson Dryden L. Dyson Dryden	Director

Signature	Title
/s/ John M. Fahey John M. Fahey	Director
/s/ Catherine B. Reynolds Catherine B. Reynolds	Director
/s/ Thomas S. (“Tad”) Smith, Jr. Thomas S. (“Tad”) Smith, Jr.	Director
/s/ Sarah Farrell Sarah Farrell	Director